Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE OMITTED INFORMATION AS PRIVATE OR CONFIDENTIAL, AND SUCH INFORMATION IS NOT MATERIAL. OMISSIONS ARE IDENTIFIED AS [***]

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

This Amended and Restated Distribution Agreement (“Agreement”) is made effective as of August 28, 2025 (the “A&R Effective Date”), by and among Celsius, Inc., a Nevada corporation (“Company”), Alani Nutrition LLC, a Kentucky limited liability company (“Alani Nu”), Celsius Brands LLC, a Nevada limited liability company (“Celsius Brands”), PepsiCo, Inc., a North Carolina corporation (“Distributor”) and, solely with respect to Section 9, Celsius Holdings, Inc., a Nevada corporation (“Holdings”). Company, Alani Nu and Celsius Brands, collectively, on the one hand, and Distributor, on the other, shall sometimes be referred to hereinafter individually as a “Party” and collectively as the “Parties.”

WHEREAS, Holdings and Distributor entered into a Distribution Agreement (the “Original Distribution Agreement”), effective as of August 1, 2022 (the “Original Effective Date”), as amended by Amendment #1 to the Distribution Agreement, dated March 21, 2024 (the “First Amendment”), pursuant to which, among other things, Holdings granted to Distributor the exclusive right to sell and distribute, directly and/or through its Subdistributor(s), Celsius Licensed Products in the Territory and in connection therewith the right to use the related Marks set forth on Schedule 1 in the Territory in accordance with the terms thereof;

WHEREAS, following Holdings’ acquisition of all of the issued and outstanding membership interests of Alani Nu on April 1, 2025, Holdings, directly and indirectly through its subsidiaries, develops, markets and sells products packaged under the “Alani Nu” brand;

WHEREAS, in connection herewith, Holdings and Distributor are concurrently entering into a Transaction Agreement (the “Transaction Agreement”), which provides for, among other things, the acquisition by Holdings (or a designated subsidiary) of the “Rockstar” brand in the U.S. and Canada from Distributor and its applicable subsidiaries (and certain other assets related thereto);

WHEREAS, the Parties desire to amend and restate the Original Distribution Agreement (as amended by the First Amendment) to additionally grant Distributor the exclusive right to sell and distribute, directly and/or through its Subdistributor(s), Alani Nu Licensed Products and the Rockstar Licensed Products in the Territory and, in connection therewith, to grant Distributor and Subdistributors the right to use the related Marks set forth on Schedule 1 in the Territory in accordance with the terms of this Agreement and the Alani Nu Channel Transition Agreement (as defined below); and

WHEREAS, in consideration of the foregoing, the Parties have accepted the terms and conditions set forth herein.

NOW THEREFORE, for the consideration hereinafter set forth, together with the premises, mutual promises, and covenants contained herein, and such other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by each of the Parties to this Agreement, the Parties hereto agree as follows:

CERTAIN DEFINITIONS

“AAA” has the meaning set forth in Section 9.10(b).

“Act” has the meaning set forth in Section 2.2(b).

“Actual Annual Cases” has the meaning set forth in Section 5.3(f).

“Additional Agreements” has the meaning given to such term in the Transaction Agreement.

“Advertising and Promotional Costs” has the meaning set forth in Section 5.3(d).

“Affiliate” means, with respect to any Person (as defined below), any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by legally binding contract, indenture, note, bond, lease, license, commitment, instrument or other agreement, whether or not in writing.

“Alani Nu Channel Transition Agreement” means that certain Channel Transition Agreement executed by and between Distributor and Company on even date herewith, a copy of which is attached hereto as Exhibit A.

“Alani Nu Licensed Products” means the Licensed Product SKUs packaged under Marks related to the “Alani Nu” brand.

“Annual Review” has the meaning set forth in Section 5.3(b).

“Buy-Out” has the meaning set forth in Section 3.3(a).

“Case” means, unless otherwise mutually agreed to by the Parties in writing (including as set forth on Schedule 3), each 12-count, 12 fluid oz per container case equivalent of ready-to-drink Licensed Products (144 fluid oz per case). Other sized containers and cases will be based on the foregoing volumes. Current Case configurations are on the stock keeping unit (“SKU”) list set forth on Schedule 3.

“Celsius Licensed Products” means the Licensed Product SKUs packaged under Marks related to the “Celsius” brand.

“Certificates of Designation” means (i) that certain Certificate of Designation of Series A Convertible Preferred Stock of Company, executed and filed as of the Original Effective Date, as amended by that certain Certificate of Amendment to Designation of the Series A Convertible Preferred Stock of Company, executed and filed as of the same date hereof, and (ii) that certain Certificate of Designation of Series B Convertible Preferred Stock of Company, executed and filed as of the same date hereof.

“Change of Control” means: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of Holdings in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of Holdings with or into any other entity or entities as a result of which the holders of Holdings’ outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of Holdings’ capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of Holdings.

“Channel Transition Agreement” means that certain Channel Transition Agreement executed by and between Distributor and Company on August 1, 2022.

“Channels” means all channels and distribution methods existing as of the Original Effective Date within the Territory, except for the Excluded Accounts provided on Schedule 2 attached hereto (as such term is defined on Schedule 2).

“Circana Data” means the information periodically published by Circana, Inc., or other such successor syndicated data reporting service.

“Claim” has the meaning set forth in Section 6.1.

“Club Channel” means a retail store requiring paid membership and usually selling a wide variety of merchandise, in which customers may buy large, wholesale quantities of the store’s products [***].

“Co-Manufacturing Agreement” means that certain Co-Manufacturing Agreement to be entered into between the Company (or an Affiliate thereof) and the Distributor in accordance with the Transaction Agreement or any similar or substitute contractual arrangement (including transition services agreements for co-manufacturing) between the Company (or an Affiliate thereof) and the Distributor.

“Co-op Fund” has the meaning set forth in Section 5.3(f).

“Competitor” means [***].

“Competitive Change of Control” means a Change of Control wherein a Competitor is the acquiring or constituent party in such transaction.

“Confidential Information” has the meaning set forth in Section 9.1.

“Contract Committee” has the meaning set forth in Section 5.3(c).

“Cruise Lines” means companies that operate cruise ships on oceans and rivers and which market cruises to the public [***], including any channels of sales for distribution and sale to such companies and/or operators.

“Damages” has the meaning set forth in Section 6.1.

“Distributor’s Total Adjusted Field Net Revenue” means [***].

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Ecommerce Channel” means merchants selling through websites and/or mobile applications which offer various products for sale to consumers [***].

“Energy Drink” means [***].

“Escalation Procedure” has the meaning set forth in Section 5.3(c).

“Excluded Accounts” are defined or listed, as applicable, in Schedule 2.

“Excluded Products” means [***].

“Existing Alani Nu Distributor” has the meaning set forth in Section 1.1(b)(ii).

“Existing Product” has the meaning set forth in Schedule 4.

“Expansion Product” has the meaning set forth in Schedule 5.3(g).

“Foodservice” means, except for the Excluded Accounts set forth on Schedule 2, customers and channels serviced by Distributor’s Foodservice organization [***].

“Force Majeure Event” has the meaning set forth in Section 9.9.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders (as defined below) of such organization or authority have the force of Law (as defined below)), or any arbitrator, court or tribunal of competent jurisdiction, including, without limitation, the United States Food and Drug Administration and the United States Federal Trade Commission.

“Gross Profits” means [***].

“Group Presidents” has the meaning set forth in Section 5.3(c).

“Indemnitee” has the meaning set forth in Section 6.3.

“Indemnitor” has the meaning set forth in Section 6.3.

“Intellectual Property” means all present or future trademarks, trade dress, patents, copyrights, and other intellectual property rights, registered or unregistered, including, without limitation, trade secrets, designs, packaging and inventions, marketing materials and marketing content, owned by Company or its Affiliate(s), including those associated with Licensed Products (whether or not patented or patentable) and all content, graphics and other works of authorship (including the Marks) created by Company or its Affiliate(s) or on behalf of Company or its Affiliate(s) by third parties and used in connection with Licensed Products.

“Joint Business Plan” has the meaning set forth in Section 5.3(a).

“Laws” means, as applied to any Person, any and all applicable statutes, laws, ordinances, regulations, rules, codes, Orders, constitutions, treaties, common laws, judgments, decrees, and other requirements or rules of law, including, without limitation, those promulgated by any Governmental Authority.

“Licensed Products” means: (a) non-alcoholic beverages and/or dietary supplements packaged under the Marks, including (i) ready-to-drink beverages or liquids and (ii) other liquid concentrate products which are not ready-to-drink; (b) [***]packaged under the Marks and which become “Licensed Products” pursuant to the terms of Section 5.3; and (c) any other products which the Parties may, upon mutual written agreement add as Licensed Products, from time to time during the Term of this Agreement. The SKUs for the initial Licensed Products as of the A&R Effective Date are attached on Schedule 3. The Parties will mutually align on pricing for any Licensed Products not specifically priced in this Agreement.

“[***]” means [***].

“LRB Energy Category” means the total liquid refreshment beverage energy category [***]in the U.S. as defined and reported in the Circana Data.

“Marks” means the trademarks set forth on Schedule 1 and any other trademarks, logos, service marks, trade dress, slogans, designs, logos and other source indicators used by Company or its Affiliates in connection with Licensed Products, including all trade dress, logos and slogans, whether such are registered or unregistered.

“Military Channel” means the channel of sales to the U.S. Military for distribution and/or sale to Qualified Consumers (defined herein) [***].

“Mutual Performance Objectives” has the meaning set forth in Section 5.3(b).

“New [***] Product” has the meaning set forth in Section 5.3(h)2.

“New Channels” means all channels and distribution methods created after the Original Effective Date within the Territory.

“New Channel Proposal” has the meaning set forth in Section 2.6(a).

“New Channel Second Proposal” has the meaning set forth in Section 2.6(b).

“New [***] Accrual Amount” means an amount accrued by Distributor equal to $[***] of Licensed Products sold by Distributor.

“New [***] Drink” means any new [***].

“New [***] Minimum Share Achievement” has the meaning set forth in Section 2.4(f)(i).

“New [***] Product” has the meaning set forth in Section 5.3(h)1.

“New Product” has the meaning set forth in Schedule 5.3(g).

“Order” means, as applied to any Person, any order, judgment, decree, injunction, stipulation, settlement, or consent of or with any Governmental Authority.

“Person” means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Product Issue” has the meaning set forth in Section 8.1.

“Qualified Consumers” means members of the active U.S. military, military dependents, retirees and honorably discharged veterans.

“Quarterly Review” has the meaning set forth in Section 5.3(e).

“Restricted Product” has the meaning set forth in Schedule 5.3(g).

“Restriction Termination Date” has the meaning set forth in Schedule 5.3(g).

“Retail” means, except for the Excluded Accounts set forth on Schedule 2, customers and channels serviced by Distributor’s Retail Sales and Distribution organization.

“Rockstar Agreement” has the meaning set forth in Schedule 4.

“Rockstar Licensed Products” means the Licensed Product SKUs packaged under Marks related to the “Rockstar” brand.

“Sales Fundamentals” has the meaning set forth in Section 5.3(b).

“Series B Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the same date hereof between Company and Distributor.

“Subdistributor(s)” means any third-party entity appointed and authorized by Distributor in writing to distribute Licensed Products within the Territory, including Distributor’s subsidiaries or Distributor’s independent bottlers.

“Term” has the meaning set forth in Section 3.1.

“Territory” means, for purposes of this Agreement, the United States and its territories and possessions, excluding (i) the Excluded Accounts and (ii) all customers, accounts and channels in Puerto Rico and US Virgin Islands.

“Triggering Condition” means any date from and after the [***] anniversary of the A&R Effective Date upon which the Licensed Products collectively achieve at least a [***] share of the LRB Energy Category for the immediately preceding [***] period.

SECTION 1 - Exclusive Appointment

1.1 Grant of Rights.

(a)	Scope. This Agreement grants Distributor the right to exclusively distribute the Licensed Products within the Territory on the terms and subject to the conditions stated herein.

(b)	Exclusivity and Appointment.

(i)

Unless and until this Agreement is terminated hereunder, Distributor shall have the exclusive right (directly and/or indirectly through a Subdistributor(s)) to distribute and sell Celsius Licensed Products and Rockstar Licensed Products throughout the Territory in the Channels, subject to the exceptions as provided for in this Agreement (including the exceptions stated in Schedule 2).

(ii)

Subject to Alani Nu’s termination of the rights of each existing distributor of Alani Nu in respect of Alani Nu Licensed Products (each, an “Existing Alani Nu Distributor”) in accordance with the terms of the Alani Nu Channel Transition Agreement, Distributor shall have the exclusive right (directly and/or indirectly through a Subdistributor(s)), from and after the later of (i) the A&R Effective Date or (ii) as related only to the specific territory serviced by each Existing Alani Nu Distributor, the date such Existing Alani Nu Distributor’s rights to distribute the Alani Nu Licensed Products are terminated, in each case, to distribute and sell Alani Nu Licensed Products in the Channels in the Territory previously belonging to such Existing Alani Nu Distributor, subject to the limited exceptions as provided for in this Agreement (including the exceptions stated in Schedule 2). With respect to each portion of the Territory which is not serviced by any Existing Alani Nu Distributor as of the A&R Effective Date, Distributor shall have the exclusive right (directly and/or indirectly through a Subdistributor(s)), from and after the A&R Effective Date, to distribute and sell Alani Nu Licensed Products in the Channels throughout such portion of the Territory, subject to the exceptions as provided for in this Agreement (including the exceptions stated in Schedule 2). For the avoidance of doubt, except as otherwise provided in the Alani Nu Channel Transition Agreement, Alani Nu shall have no liability to Distributor if, and to the extent, Alani Nu is unable to terminate the rights of any Existing Alani Nu Distributor, including, without limitation, due to franchise or similar Laws.

(iii)

Any changes to this Section 1.1(b) shall be done by an amendment pursuant to Section 9.6 of this Agreement. Distributor will include the terms set forth on Schedule 4 in its subdistribution agreements offered to Distributor’s independent bottler Subdistributor.

(c)

Existing Alani Nu Distributors. Subject to the terms and conditions of this Agreement and the Alani Nu Channel Transition Agreement, Alani Nu believes in good faith that it can lawfully conclude the rights of Existing Alani Nu Distributors to sell and distribute Alani Nu Licensed Products pursuant to and in accordance with its agreements with such Existing Alani Nu Distributors or applicable Law in order to grant Distributor the exclusive right to sell and distribute Alani Nu Licensed Products in the Territory. Alani Nu will act promptly to ensure that it complies with the terms of the Alani Nu Channel Transition Agreement. Upon each such termination of an Existing Alani Nu Distributor’s distribution rights, Distributor will have the exclusive rights to sell Alani Nu Licensed Products in the portion of the Territory previously covered by such Existing Alani Nu Distributor. As more fully set forth in the Alani Nu Channel Transition Agreement, Alani Nu will solely be responsible for paying any amounts payable to Existing Alani Nu Distributors as a result of any such termination, including applicable buyout amounts set forth in Alani Nu’s agreements with its existing distributors, subject in each case to Distributor’s obligation to pay the Transition Payments (as defined in the Alani Nu Channel Transition Agreement) to Alani Nu in accordance with the terms of the Alani Nu Channel Transition Agreement.

SECTION 2 - Representations, Warranties and Covenants

2.1 Products. The Parties agree that, under this Agreement, Company shall manufacture and supply Licensed Products to Distributor and Distributor shall carry such Licensed Products required herein, or otherwise as mutually agreed to in writing between the Parties. Notwithstanding anything to the contrary herein, the Parties acknowledge and agree that, for so long as Distributor is manufacturing (or is required to manufacture) Rockstar Licensed Products for Company pursuant to the Co-Manufacturing Agreement, the representations and warranties of the Company set forth in Sections 2.2(b)(ii) and 2.2(b)(vi), and the covenants of the Company set forth in this Section 2.1, Sections 2.3(b)(i) and 2.3(b)(iv), in each case solely with respect to the manufacture of Rockstar Licensed Products, shall not apply.

2.2 Representations and Warranties.

(a)

Distributor Representations and Warranties. Distributor represents and warrants that (i) it will comply with all Laws, including, without limitation, Laws relating to food, labeling, health, packaging, returnable container Laws, deposit Laws and Laws applicable to Distributor’s use of Company’s Intellectual Property, (ii) it has the financial resources, infrastructure, equipment, and capability to cover and service the Territory to meet Distributor’s obligations contained herein, (iii) it shall organize and maintain an adequate sales force to sell Licensed Products in the Territory to meet Distributor’s obligations contained herein, (iv) it is qualified and permitted to enter into this Agreement, and the Alani Nu Channel Transition Agreement and (v) this Agreement and the Alani Nu Channel Transition Agreement do not and will not, individually or as a whole, conflict with any of Distributor’s legal or contractual obligations.

(b)

Company Representations and Warranties. Company represents and warrants that (i) it will comply with all Laws applicable to its performance hereunder, (ii) the Licensed Products will be merchantable, of good quality and fit for the purpose intended, and will not be impure, contaminated or adulterated, misbranded or mislabeled within the meaning of the Federal Food, Drug and Cosmetic Act (“Act”) and shall comply in all respects with the Act, as amended, and the Food Additives Amendment of 1968, provided that the foregoing warranty shall not extend to Licensed Products that are changed or improperly stored after delivery to Distributor’s delivery location or are damaged due to Distributor’s, any Subdistributor’s or any other third party’s actions or omissions, (iii) it is qualified and permitted to enter into this Agreement and the Alani Nu Channel Transition Agreement, (iv) to the extent written agreements exist, it has the right to terminate its Existing Alani Nu Distributors in accordance with the terms of its agreements with such Existing Alani Nu Distributors, and, to the extent no written agreements exist, it has the right to terminate such Existing Alani Nu Distributors in accordance with applicable Law, (v) this Agreement and the Alani Nu Channel Transition Agreement do not and will not, individually or as a whole, conflict with any of Company’s legal or contractual obligations and (vi) the Licensed Products contain [***].

2.3 Covenants.

(a)	Distributor hereby covenants that during the Term it will, as it relates to Distributor’s obligations under this Agreement:

(i)	use commercially reasonable efforts to sell and distribute Licensed Products in all Channels in the Territory during the Term;

(ii)	not sell Licensed Products to or solicit any person or entity outside the Territory or any other territory not authorized by Company;

(iii)	forward to Company all inquiries received regarding potential sales of Licensed Products outside the Territory;

(iv)	not, directly or indirectly, knowingly make any misrepresentations or false, disparaging, or misleading statements pertaining to Licensed Products or Company;

(v)	not adulterate or misbrand the Licensed Products, or engage in any activity that could or does render the Licensed Products adulterated or misbranded;

(vi)	distribute, transport and store the Licensed Products in accordance with all Laws;

(vii)	maintain all necessary records for compliance with the terms of this Agreement and all Laws; and

(viii)

work diligently to have each Subdistributor that is [***] enter into a subdistribution agreement by and between Distributor and the Subdistributor, including terms substantially similar to the terms in Schedule 4.

(b)	Company hereby covenants that during the Term:

(i)	it will use commercially reasonable efforts to market, promote and manufacture the Licensed Products during the Term;

(ii)	it will not, directly or indirectly, knowingly make any misrepresentations or false, disparaging, or misleading statements pertaining to Distributor or Distributor’s products;

(iii)

it and its Affiliates will not grant any third party the right to sell or distribute any Licensed Products in the Territory or to use and/or display the Marks and/or Company Intellectual Property in the Territory in connection with the sale or distribution of any Licensed Products, unless otherwise permitted herein or agreed in writing by the Parties; and

(iv)

it will comply and the Licensed Products will comply with all applicable federal, state and local Laws and industry standards that may now or hereafter be applicable to any performance hereunder by or on behalf of Company or the Licensed Products, as applicable, provided that the foregoing covenant shall not extend to Licensed Products that are changed or improperly stored after delivery to Distributor’s delivery location or are damaged due to Distributor’s, any Subdistributor’s or third party’s actions or omissions.

2.4 Non-compete.

(a)	During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the Territory an Energy Drink that contains all three (3) of the following elements: [***].

(b)

During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the Territory an Energy Drink that either: (1) (i) is primarily marketed or advertised as [***] and (ii) is contained in [***]; or (2) [***]. In the event that Company modifies the appearance of [***] to no longer contain such trade dress at any time during the Term, then the foregoing restrictions shall no longer apply to Distributor or any of its Affiliates.

(c)	During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the Territory any Energy Drinks under the following trademarks: [***].

(d)

During the Term, except as otherwise expressly provided in Section 2.4(c) and the penultimate bullet in Schedule 4, none of Distributor, any of its Affiliates [***] will distribute any Energy Drinks restricted by the provisions 2.4(a), (b) or (c) above.

(e)	During the Term, until [***], Distributor for itself and on behalf of its Affiliates agrees that it and they will not launch or distribute in the Territory any [***].

(f)

After [***], Distributor and its Affiliates are permitted to launch any beverages without restriction [***], provided, neither Distributor nor any of its Affiliates is restricted by provisions 2.4(a), (b) or (c) above and, provided further, that the following shall apply:

(i)

If Distributor or any of its Affiliates launches any [***] that achieves and maintains a market share of [***] of the LRB Energy Category (“New [***] Minimum Share Achievement”) for any period of [***], then Distributor will accrue (on an annual basis) the New [***] Accrual Amount for so long as the LRB Energy Category market share of any New [***] Energy Drink(s) distributed by Distributor or any of its Affiliates in the Territory maintains the New [***] Minimum Share Achievement.

(g)

The New [***] Accrual Amount shall be spent by and used by Distributor to incrementally support Company and maintain focus on the Licensed Products within the Distributor’s organization, provided that the parties will meet and mutually agree on how the funds are spent which may include but not limited to incremental marketing support, promotional support, cold equipment, staff incentives, etc.

2.5 [Reserved].

2.6 Right of First Offer – New Channel.

(a)

If, during the Term of this Agreement, Company intends to commence distribution or sale of the Licensed Products in any New Channel(s), Company shall notify Distributor in writing of such intention and Distributor shall have the right of first offer to submit a proposal (the “New Channel Proposal”) detailing the terms and conditions upon which it would be willing to sell or distribute the Licensed Products, either directly or through a local sub-distributor for such New Channel(s). Distributor shall have [***] from the date of receipt of such notice to deliver in writing the New Channel Proposal to Company. Company shall then have a period of [***] following its receipt of Distributor’s New Channel Proposal to review and respond to Distributor’s Proposal. If Company accepts Distributor’s New Channel Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such New Channel(s) reasonably consistent with this Agreement.

(b)

If, within such subsequent [***] period, Company rejects Distributor’s New Channel Proposal, then Distributor shall have an additional [***] period following written notice from Company of its rejection of the New Channel Proposal to respond to Company with a second proposal (the “New Channel Second Proposal”) detailing revised terms and conditions under which it would be willing to sell or distribute the

Licensed Products, either directly or through a local sub-distributor in such New Channel(s). Company shall then have a further period [***] following its receipt of Distributor’s New Channel Second Proposal to review and respond to Distributor’s New Channel Second Proposal. If Company accepts Distributor’s New Channel Second Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such New Channel(s) reasonably consistent with this Agreement.

(c)

If Company rejects Distributor’s New Channel Second Proposal, Company shall be entitled to enter into a distribution arrangement with any other third party on terms not materially more favorable to the relevant third-party distributor than the terms specified in the New Channel Second Proposal.

SECTION 3 - Term and Termination

3.1 Term. The term of this Agreement shall commence on the Original Effective Date and will continue for an unlimited period (the “Term”).

3.2 Termination. Section 3.1, Section 3.2 and Section 9.9 set forth the sole and exclusive mechanisms for termination of this Agreement. The Parties agree and acknowledge that the notice provisions and consideration provided in this Section 3.2 and Section 3.3 (if and to the extent payable) are reasonable and adequate to each Party in the event of termination.

(a)

Termination With Cause. Each Party shall have the right to terminate this Agreement “With Cause” (as defined below) on the terms and in accordance with the timelines set forth below. Termination of this Agreement pursuant to this Section 3.2(a) shall not in any way terminate, limit or restrict the rights and remedies of either Party against the other Party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement.

(i)

Termination by Company With Cause. Company has the right to terminate this Agreement With Cause upon written notice to Distributor on the terms herein. Upon termination of this Agreement by Company With Cause, Distributor shall, within [***] of termination, pay to Company any and all amounts owed by Distributor to Company.

a.	Definition of Cause. Company shall have the right to terminate this Agreement “With Cause” upon written notice to Distributor if or upon, as applicable:

i.

Distributor becomes insolvent, or files a voluntary petition, or acquiesces to an involuntary petition, pursuant to any bankruptcy act or Law, or an order is entered in any involuntary proceeding which remains unstayed for more than 30 days, or a petition is filed for, or Distributor consents to the appointment of, or possession is taken by a trustee, receiver or similar official for Distributor of all or a substantial part of its business, or an order is entered appointing any such official which remains unstayed for more than 30 days; or

ii.

Distributor ceases all or a material part of its beverage business, or an order is entered by a court of competent jurisdiction decreeing the dissolution of Distributor or Distributor ceases to function as an ongoing concern and/or ceases to conduct its operations in the normal course of business, or the administration or the occurrence of any analogous event; or

iii.

Distributor or one of its Affiliates commits a material breach or fails to perform or observe in a material way any of the representations, warranties, covenants or obligations applicable to it hereunder, and fails to cure any such breach or failure to perform or observe such material representations, warranties, covenants or obligations within 30 days after receiving written notice from Company stating the nature and character of such breach or failure; provided that, if the breach cannot be corrected within 30 days, Distributor and its Affiliates will have that additional time to correct the breach as reasonably required (not to exceed 90 days), provided further that Distributor or its applicable Affiliate begins taking the actions necessary to correct the breach during the 30-day cure period and diligently and in good faith pursues those actions to completion; provided, further, that, the occurrence of ordinary course issues and challenges relating to the transition and ramp-up of distribution of the Alani Nu Licensed Products during the first twelve (12) months following the A&R Effective Date shall not, absent extenuating facts or circumstances (for example, gross negligence or willful misconduct), constitute “material breaches” or “failures to perform” for purposes of this Section 3.2(a)(i)a.iii; or

iv.	The distribution relationship contemplated by this Agreement is required to be terminated by any Governmental Authority, including, without limitation, the United States Federal Trade Commission.

(ii)

Termination by Distributor With Cause. Distributor has the right to terminate this Agreement With Cause (as defined below) upon written notice to Company on the terms herein. Upon termination of this Agreement by Distributor With Cause, Company shall, [***] pay to Distributor, any and all amounts owed by Company to Distributor, other than the Buy-Out, which shall be payable within the timeline set forth in Section 3.3.

a.	Definition of Cause. Distributor shall have the right to terminate this Agreement “With Cause” if:

i.

Company becomes insolvent, or files a voluntary petition, or acquiesces to an involuntary petition, pursuant to any bankruptcy act or Law, or an order is entered in any involuntary proceeding which remains unstayed for more than 30 days, or a petition is filed for, or Company consents to the appointment of, or possession is taken by, a trustee, receiver or similar for Company of all or a substantial part of its business, or an order is entered appointing any such official which remains unstayed for more than 30 days;

ii.

Company ceases all or a material part of its business, or an order is entered by a court of competent jurisdiction decreeing the dissolution of Company or Company ceases to function as an ongoing concern and/or ceases to conduct its operations in the normal course of business, or the administration or the occurrence of any analogous event; or

iii.

Company or one of its Affiliates commits a material breach or fails to perform or observe in a material way any of its material representations, warranties, covenants or obligations hereunder, and fails to cure any such breach or perform or observe its representations, warranties, covenants or obligations within 30 days after receiving written notice from Distributor stating the nature and character of such breach or failure; provided that, if the breach cannot be corrected within 30 days, Company and its Affiliates will have that additional time to correct the breach as reasonably required (not to exceed 90 days), provided further that Company or its applicable Affiliate begins taking the actions necessary to correct the breach during the 30-day cure period and diligently and in good faith pursues those actions to completion; or

iv.

Holdings consummates a Competitive Change of Control. In the event Holdings executes a binding written agreement for a Competitive Change of Control, Company shall notify Distributor in writing within [***] of the execution of such binding written agreement for a Competitive Change of Control, and if Distributor wishes to exercise its right to terminate, it shall provide Company with written notice of such termination (the “Distributor’s Notice”) within [***] after Distributor receives such written notice from Company; provided that the effective date of any such termination shall be [***] after the effective date of such Competitive Change of Control if the acquiring or constituent party is [***], an Affiliate of [***], an exclusive [***] bottler or an Affiliate of an exclusive [***] bottler and [***] after the effective date of such Competitive Change of Control if the acquiring or constituent party is any other Competitor, provided further that during such [***] period, as applicable, after the effective date of a Competitive Change of Control, the restrictions set forth in Section 2.4 shall not apply to Distributor or its Affiliates. In the event that such Competitive Change of Control is not consummated for any reason, then Distributor’s termination notice shall be deemed withdrawn and null and void with no further action required on the part of Company or Distributor.

(iii)

Termination by Company for Change of Control. Company shall have the right to terminate this Agreement in connection with Holdings’ execution of a binding written agreement to consummate a Change of Control (whether to a Competitor or a non-Competitor). In such case, Company shall notify

Distributor in writing within [***] of the execution of such binding written agreement for a Change of Control, provided the effective date of termination shall [***] after the effective date of such Change of Control if the acquiring or constituent party is [***], an Affiliate of [***], an exclusive [***] bottler or an Affiliate of an exclusive [***] bottler and [***] after the effective date of such Change of Control if the acquiring or constituent party is any other Competitor or non-Competitor, provided further that during such [***] period, as applicable, after the effective date of a Competitive Change of Control, the restrictions set forth in Section 2.4 shall not apply to Distributor or its Affiliates, provided further that Company shall pay the Buy-Out pursuant to Section 3.3.

(b)

Termination Without Cause. Provided that the Party wishing to terminate this Agreement is not then in breach of any of the terms and conditions contained in this Agreement beyond any applicable notice and cure periods, beginning in the nineteenth year of the Term (i.e., 2041), either Party shall have the right to terminate this Agreement without cause in its sole discretion by providing written notice on August 1 of such year to the other Party of its intention to terminate, which termination shall be effective in twelve (12) months (i.e., August 1, 2042). Thereafter, beginning in the twenty-ninth year of the Term (i.e., 2051) and each ten (10) year period thereafter (i.e., 2061, 2071, etc.) either Party shall have the right to terminate this Agreement without cause in its sole discretion by providing written notice on August 1 of such year to the other Party of its intention to terminate, which termination shall be effective in twelve (12) months. For clarity, if either Party terminates this Agreement in accordance with this Section 3.2(b), both Parties shall continue to perform their respective obligations under this Agreement after notice of termination until the expiration of the twelve (12) month notice period.

(c)	Effect of Termination. In the event of the termination of this Agreement for any reason whatsoever, the Parties shall have the following rights and obligations:

i.

Distributor shall have the right to sell through the Licensed Products in its possession for a reasonable period of time following the effective date of such termination, not to exceed [***]. Any remaining Distributor inventory of Licensed Products that are good and salable shall be purchased by Company from Distributor, at Distributor’s cost price plus freight;

ii.	Company shall have the right, at its option, to cancel any or all accepted but undelivered purchase orders for Licensed Product that provide for delivery after the effective date of termination;

iii.

Termination of this Agreement shall not release either Party from the obligations to make payments of any undisputed amounts then or thereafter due and payable under this Agreement or waive either Party’s rights or obligations under this Agreement; and

iv.

If requested by Company, as appropriate under the circumstances, Distributor will use commercially reasonable efforts to assist Company in the orderly transition of the Territory to one or more new distributors.

3.3 Buy-Out.

(a)	The compensation to be paid by Company to Distributor in the context of termination shall be as follows (if applicable, the “Buy-Out”):

(i)

In the event of (A) Company’s termination of this Agreement pursuant to Section 3.2(b), (B) Company’s termination of this Agreement pursuant to Section 3.2(a)(iii) in connection with a Change of Control (other than in connection with a Competitive Change of Control, which shall be governed by Section 3.3(a)(ii) below), or (C) Distributor’s termination With Cause pursuant to Section 3.2(a)(ii) (other than in connection with a Competitive Change of Control, which shall be governed by Section 3.3(a)(ii) below), the Buy-Out shall be an amount equal to [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date; or

(ii)

In the event of (A) Company’s termination of this Agreement pursuant to Section 3.2(a)(iii) in connection with a Competitive Change of Control, or (B) Distributor’s termination of this Agreement pursuant to Section 3.2(a)(ii)a.iv in connection with a Competitive Change of Control, the Buy-Out shall be an amount equal to (i) for any Competitive Change of Control to [***], an Affiliate of [***], an exclusive [***] bottler or an Affiliate of an exclusive [***] bottler, an amount equal to (x) [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date plus (y) [***], or (ii) for any Competitive Change of Control to a Competitor other than [***], an Affiliate of [***], an exclusive [***] bottler or an Affiliate of an exclusive [***] bottler, [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date.

(b)

Notwithstanding the foregoing, in the event of any termination taking place during the [***] of the Term for which the Buy-Out is owed, the amount payable to Distributor shall be at least equal to the amount of the [***] previously paid to Company by Distributor.

(c)

Except as otherwise provided in this Section 3.3(c), Company shall pay any Buy-Out owed to Distributor in full no later than the effective date of termination or, if the effective date of termination is less than [***] from the date of notice of termination, no later than [***] from the date of notice of termination of this Agreement from Distributor.

In the event of a dispute between the Parties regarding the amount of the Buy-Out owed to Distributor, Company shall be obligated to pay the Buy-Out in full to Distributor but may, at its option, hold back such disputed amount solely if such amount represents a variation of [***] (the “Disputed Buy-Out Portion”) from the undisputed amount of the Buy-Out (the “Undisputed

Buy-Out Portion”). Company shall pay the Undisputed Buy-Out Portion to Distributor no later than the effective date of termination (or, if the effective date of termination is less than [***] from the date of notice of termination, no later than [***] from the date of notice of termination) and the Parties shall in good faith work to settle the Disputed Buy-Out Portion no later than the [***] from the date of notice, no later than [***] from the date of notice of termination from Distributor).

Notwithstanding anything contained herein to the contrary, if any portion of the Undisputed Buy-Out Portion due to Distributor remains outstanding from Company as of the effective date of termination, or as of the expiration of the foregoing [***] period, as applicable, this Agreement shall remain in full force and effect and shall only be deemed terminated upon Company’s payment to Distributor of the Undisputed Buy-Out Portion, in full. For the avoidance of doubt, no Buy-Out shall be payable to Distributor upon (i) Distributor’s termination of this Agreement without cause pursuant to Section 3.2(b) or (ii) Company’s termination of this Agreement With Cause.

(d)

For the avoidance of doubt, there shall be no Buy-Out owed by Company in connection with (i) any Competitive Change of Control where Distributor does not exercise its right to terminate this Agreement pursuant to Section 3.2(a)(ii)(a)(iv), and provided that such new buyer agrees to assume the obligations of Company under this Agreement, or (ii) any Change of Control where Company does not exercise its right to terminate this Agreement pursuant to Section 3.2(a)(iii).

SECTION 4 - Intellectual Property

4.1 Ownership of IP. Company or its Affiliate(s), as applicable, owns and shall retain all right, title and interest in the Marks and the Intellectual Property.

4.2 License.

(a)

Distributor is hereby granted the exclusive (except as otherwise provided herein, and solely for the purposes set forth in this Agreement), sublicensable (solely to its Subdistributors), non-assignable, and non-transferable right to use the Intellectual Property in the Territory related to the Celsius Licensed Products and the Rockstar Licensed Products, in accordance with the terms hereof, in connection with the promotion, merchandising, marketing, distribution, and sale of Celsius Licensed Products and Rockstar Licensed Products as contemplated hereby.

(b)

Distributor is hereby granted the exclusive (except as otherwise provided herein, and solely for the purposes set forth in this Agreement), sublicensable (solely to its Subdistributors), non-assignable, and non-transferable right to use the Intellectual Property in the Transitioned Territory (as defined in the Alani Nu Channel Transition Agreement) related to the Alani Nu Licensed Products, in accordance with the terms hereof, in connection with the promotion, merchandising, marketing, distribution, and sale of Alani Nu Licensed Products as contemplated hereby.

4.3 Company Representations. Company represents and warrants that it or its Affiliate(s) owns and possesses adequate authority and rights to grant Distributor the right to use Company’s Intellectual Property in the Territory (or Transitioned Territory, as applicable) as contemplated hereby, and that the use of Company’s Intellectual Property by Distributor in the Territory (or Transitioned Territory, as applicable) in accordance with the terms of this Agreement will not, to the best of Company’s knowledge, infringe the trademark or other Intellectual Property rights of any third party.

4.4 Distributor Acknowledgments. Distributor understands and agrees that Company or its Affiliates own full right, title, interest and other valuable property rights in and to the Intellectual Property and Marks. Distributor agrees that it shall not, at any time during the Term, contest the validity of Company’s or Affiliate(s)’s ownership, as applicable, of rights or ability to control the Marks or Intellectual Property. Distributor acknowledges and agrees that its right to use the Marks and Intellectual Property derives solely from this Agreement and is limited to the sale, distribution and marketing of Licensed Products in the Territory pursuant to and in compliance with this Agreement. None of these rights are being assigned to Distributor. Distributor shall not represent that it owns any rights in Company’s Intellectual Property, and Company’s Intellectual Property shall not be used by Distributor in any manner other than as agreed to herein by Company. During the Term, Distributor acknowledges and agrees that, unless otherwise agreed by Company or provided herein:

(a)	Distributor shall only use the Intellectual Property or Marks in connection with the sale and/or marketing of Licensed Products subject to this Agreement;

(b)	Distributor shall only use the Intellectual Property or Marks in a form and format pre-approved by Company;

(c)

Distributor shall promptly discontinue the use of all of the Intellectual Property upon the termination of this Agreement with a reasonable time period for Distributor to sell through the Licensed Products, not to exceed [***];

(d)

Distributor shall promptly change the manner in which the Intellectual Property or Marks related to Licensed Products is displayed or used as requested from time to time by Company with adequate advance notice to Distributor;

(e)	None of the Intellectual Property or Marks shall be used as part of the corporate or business entity name under which Distributor’s performance of this Agreement is conducted; and

(f)

Distributor will promptly notify Company in writing of any actual or alleged infringement of the Intellectual Property or Marks about which Distributor has knowledge, stating with particularity the facts on which the infringement is based or alleged and, upon request, shall, at the expense of the Company, reasonably assist Company in any action, proceeding or enforcement efforts in respect thereof.

For the avoidance of doubt, the Parties acknowledge that (i) Distributor has retained rights to certain intellectual property in respect of the “Rockstar” brand outside of the Territory, which such rights constitute “Excluded Assets” under the Transaction Agreement, as well as certain rights with respect thereto in the Territory pursuant to the Brand Agreement and the other Additional Agreements and (ii) nothing in this Agreement, including this Section 4.4, is intended to, or shall, apply to or limit in any way Distributor’s use of such rights.

SECTION 5 - Terms of Purchases and Sales

5.1 Payment Terms and Right of Offset. Subject to the terms herein, Distributor shall pay Company the full invoice price for the Licensed Products within [***] of Licensed Products delivery to Distributor’s designated facilities. Distributor will have no obligation to pay Company for any Licensed Products unless: (i) Distributor has received such Licensed Products, or (ii) Distributor has received from Company an invoice for such Licensed Products in a form mutually agreed to by the Parties. Distributor has the right to withhold payments due hereunder as an offset against undisputed amounts not paid by Company related to Licensed Products ordered by Distributor, and any and all undisputed balances due and payable to Distributor pursuant to this Agreement.

5.2 Pricing. Pricing for Licensed Products payable by Distributor to Company are as set forth on Schedule 6. Pricing principles for customers are set forth on Schedule 6.

5.3 Annual Plan, Quarterly Business Review and Advertising and Promotions.

(a)

Joint Business Plan. The Parties will establish by [***] an updated non-binding projected joint business plan (“Joint Business Plan” or “JBP”) for Licensed Products that will be attached hereto as Schedule 7. The Parties will calculate the projections in the Joint Business Plan based on information currently available to both Parties at the time the Joint Business Plan is created. The Parties shall use commercially reasonable efforts to achieve such results; however, neither Company nor Distributor guarantees that the business transactions contemplated by this Agreement will achieve the results projected in the Joint Business Plan or during any Annual Review (as defined below). The Joint Business Plan will also include the initial contact information for each Party’s designated personnel.

(b)

Annual Review. Company and Distributor will work together to develop a new Joint Business Plan by [***] of each calendar year (the “Annual Review”) for the ensuing year containing non-binding sales and marketing plans intended to maximize distribution and sales of Licensed Products in the Territory and describing “Sales Fundamentals,” which includes estimated net sales targets, product innovation, advertising and marketing expenditures, and the Parties’ general plans for developing and promoting Licensed Products during the following year. The Parties’ mutual performance objectives criteria is attached in Schedule 9 hereto (the “Mutual Performance Objectives”).

(c)

Escalation. If, in any year, the Parties are unable to agree on a new Joint Business Plan, then the most recent Joint Business Plan shall be deemed the effective Joint Business Plan for such year. If at the conclusion of such year the Parties are again unable to agree upon a Joint Business Plan, then, at the request of either Party, such dispute may be elevated for good faith discussion and resolution (the “Escalation Procedure”). The Parties will, within [***] following such request, establish a committee (the “Contract Committee”), to be comprised of not less than [***] management-level representatives from each of Distributor and Company. The Contract Committee shall use reasonable efforts to resolve any such dispute in good faith, during a period of [***] following the establishment of the Contract Committee. Company’s president and one of Distributor’s presidents of PepsiCo North American Beverages (collectively, the “Group Presidents”) shall promptly discuss such dispute and shall use reasonable efforts to resolve such dispute within [***] following the expiration of such [***] period.

(d)

Advertising and Promotion. The Parties acknowledge the importance of advertising, promoting and merchandising Licensed Products to increase and maintain demand in the Territory. Accordingly, unless otherwise mutually agreed to in writing by the Parties, Company will cover [***] of the costs related to advertising, merchandising and promotional plans (“Advertising and Promotional Costs”) within the Territory (including acquiring and using marketing equipment, visi-coolers, equipment placement fees, customer costs for electrical work arising out of equipment installation, point of sale, permanent or temporary merchandising materials, account specific programs, space payments, slotting, display programs, customer incentives, traditional media, social media, etc.). Company shall establish a reserve fund to pay for point-of-sale artwork to be used in the trade (“POS Fund”). Company shall share digital files with Distributor who will produce and distribute point-of-sale artwork through Distributor system at costs paid through POS Fund. Either Party may, in connection with the distribution of Licensed Products, elect to spend any of its own funds on a promotional materials, provided it has communicated to the other Party about the activity outside of the Joint Business Plan. Notwithstanding anything contained herein to the contrary, Company will not be required to reimburse the Distributor for equipment and merchandising materials physically placed in market within the Territory as of the A&R Effective Date, such as coolers, vending machines and shelving.

(e)

Quarterly Review. The Parties shall conduct a business review each calendar quarter (or at such other intervals to which the Parties may agree in writing) during which review Company and Distributor shall review the previous quarter’s business results, discuss the then-current Joint Business Plan, and review overall performance (“Quarterly Review”).

(f)

Marketing Co-op. For each year of the Term, each Party agrees to accrue on its own books an amount equal to [***] (or in such other amount agreed to by the Parties in the Joint Business Plan) for all Cases of Licensed Products actually sold during each year of the Term (“Actual Annual Cases”), which accrual will take place by each Party at least quarterly during each year of the Term to remain as current as possible to reflect Actual Annual Cases. Such accrued amount of each Party once combined together is called the “Co-Op Fund”. On an annual basis, the Parties will mutually agree upon how to deploy any of the Co-Op Fund. Neither party shall unreasonably withhold agreement on how to use the Co-Op Fund. Once the fund reaches $[***] in total, the Parties shall mutually agree as to whether incremental contributions to the fund should be made or if a portion of the available balance should be returned to the respective Parties. Notwithstanding anything to the contrary herein, neither Party shall be required to accrue amounts in respect of Cases of Rockstar Licensed Products or Alani Nu Licensed Products that were actually sold prior to the A&R Effective Date.

(g)	Restricted Products. The terms and conditions related to Restricted Products are attached hereto as Schedule 5.3(g).

(h)	Product Innovation.

1.

[***] Product Innovation. Subject to the terms and conditions set forth in Schedule 5.3(g), Distributor shall launch all commercially reasonable [***] beverage innovation developed by Company under the Marks (each, a “New [***] Product”), either as a test, regional or national distribution, as mutually determined by Company and Distributor, unless Distributor is prohibited from doing so by non-compete obligations contained in its other joint venture partnerships/agreements, provided that any New [***] Product [***] shall be deemed excluded from the [***] restriction set forth in Appendix 1 to Schedule 5.3(g) hereto. In the event Distributor is prohibited from taking on any such New [***] Product, it shall certify the same to Company in writing within [***] following Company’s notice to Distributor, in which event (i) such New [***] Product shall not be deemed a “Licensed Product” under this Agreement, (ii) Company shall be free to launch and distribute such New [***] Product with one or more other distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New [***] Product, even if the non-compete obligation(s) which initially restricted Distributor from launching such New [***] Product eventually no longer apply.

2.

[***] Product Innovation. Subject to the terms and conditions set forth in Schedule 5.3(g), with respect to any [***] beverage innovation developed by Company under the Marks (each, if any, a “New [***] Product”), one of the following processes shall apply:

A.

If Company desires that Distributor’s Affiliate launch and distribute such New [***] Product, Company will notify Distributor in writing of such desire, and Distributor’s Affiliate and Company shall discuss the launch and distribution of such New [***] Product, either as a test, regional or national distribution, as mutually determined by Company and Distributor’s Affiliate, unless Distributor or Distributor’s Affiliate is prohibited from doing so by non-compete obligations contained in its other joint venture partnerships/agreements. In the event Distributor or Distributor’s Affiliate determines, in its sole discretion that it is prohibited from taking on any such New [***] Product, it shall certify the same to Company in writing within [***] following Company’s notice to Distributor, in which event (i) such New [***] Product shall not become a “Licensed Product” under this Agreement, (ii) Company shall be free to launch and distribute such New [***] Product with one or more other distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New [***] Product, even if the non-compete obligation(s) which initially restricted Distributor from launching such New [***] Product eventually no longer apply.

B.

If, on the other hand, Company is unsure whether Distributor is best suited to launch and distribute such New [***] Product, Company will instead notify Distributor in writing of its intent to launch such New [***] Product, and Distributor shall have a right of first negotiation with respect thereto. Thereafter, the parties will commence good faith negotiations with respect to such launch and distribution, which good faith negotiations shall continue for a period of [***], or such shorter period of time as may be agreed upon by the Parties. If, at the conclusion of such negotiations, Company does not believe Distributor would be capable of launching and distributing such New [***] Product to Company’s satisfaction (for example, if Distributor’s [***] distribution network is not commensurate with traditional [***] distribution networks, whether from an infrastructure standpoint, service standpoint or otherwise), (i) such New [***] Product shall not become a “Licensed Product” under this Agreement, (ii) Company shall be free to launch such New [***] Product with one or more distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New [***] Product. For clarification, if, at the conclusion of such negotiations, Company desires that Distributor launch and distribute such New [***] Product, Distributor shall do so pursuant to the terms of Section 5.3(h)(2)(A) above.

3.

Innovation Process. With respect to any New [***] Product or New [***] Product which Distributor agrees to launch and distribute pursuant to this Section 5.3(h), the Parties shall mutually agree upon an innovation process and business plan (including ingredients, product attributes, marketing, positioning and the like). The Parties will mutually agree on the innovation process and business plan but Company shall at all times have the right (in its sole discretion) to determine what ingredients are contained within any New [***] Product or New [***] Product, subject to any restriction stated herein.

(i)

SKU Determination. During the annual Joint Business Plan review, the Parties shall meet to mutually determine the number of Licensed Product SKUs that Distributor will carry; provided, that Company shall have the right to require that Distributor carry up to [***] Licensed Product SKUs if Company so elects. Company shall have sole discretion to determine which Licensed Products comprise the SKUs carried pursuant to this Section 5.3(i). This determination shall be made prior to Distributor’s annual SKU rationalization process and in consideration of the lead time to remove any SKUs from customer accounts and in consideration of existing customer contracts.

(j)	Equipment.

1.

Company-Branded Coolers. Company shall develop a budget (in its sole discretion) and fund [***]% of all Celsius identifiable/branded coolers delivered to Distributor’s and/or Subdistributor’s distribution facilities, the type of coolers, including delivery schedule and quantity, shall be mutually determined by the Parties. Upon mutual agreement of the Parties, Distributor may purchase Celsius identifiable/branded coolers on behalf of Company and then bill such costs to Company. Distributor shall place and manage Company-owned coolers as part of its sales process.

2.

Distributor-Owned Energy Portfolio Coolers. Licensed Products may also be included in Distributor-owned energy portfolio coolers based on Distributor’s discretion and its field merchandising standards and recommendations, subject to customer acceptance. Distributor will fund [***]% of Distributor-owned energy portfolio coolers.

3.	Equipment Servicing. Upon mutual agreement, Distributor shall service Company equipment at standard rates through Distributor’s Service Advantage Program.

4.	Additional Terms. The Parties agree to the additional terms in respect of Company branded and owned coolers as set forth in Schedule 5.3(j) attached hereto.

(k)

Reports. Distributor shall periodically provide Company with access to the extracted sales-related data and other data and reports related to the Licensed Products as set forth in Schedule 5.3(k) attached hereto

(l)	Transshipment.

1.

Other than to Excluded Accounts, Company shall not directly sell or distribute any Licensed Products in the Territory and shall not directly sell or distribute any Licensed Products to any entity it knows has the intention to sell or distribute such Licensed Products in the Territory.

2.

Company will inform its customers and/or Existing Alani Nu Distributors of the limits of their distribution rights, including the territories in which Distributor has the right to distribute the Licensed Products. If Distributor or Company becomes aware that Company’s customers and/or Existing Alani Nu Distributors are the source of Licensed Products sold inside the Territory, such Party shall notify the other, including identifying where such transshipment is occurring and providing reasonable details in respect thereof, and Company will use its commercially reasonable efforts to cause such customers and/or Existing Alani Nu Distributors to cease distribution of Licensed Products inside the Territory. Once notified that Company’s customers and/or Existing Alani Nu Distributors is the source of Licensed Products sold inside the Territory, Company will use commercially reasonable efforts, based upon its existing agreements with the customers and/or

Existing Alani Nu Distributors to cause the customers and/or Existing Alani Nu Distributors to cease transshipping the Licensed Products, which may include remedies available to Company under its agreement with such customers and/or Existing Alani Nu Distributors (e.g., withholding funding and termination of the right to distribute the Licensed Products). If such customers and/or Existing Alani Nu Distributors continue to transship the Licensed Products in violation of the terms of their applicable agreement, Company shall use commercially reasonable efforts to terminate such agreement with the transshipping customer or Existing Alani Nu Distributor, as applicable. For the avoidance of doubt, this Section 5.3(l) shall not apply to restrict distribution by any Existing Alani Nu Distributor in the specific territory serviced by such Existing Alani Nu Distributor until and unless such Existing Alani Nu Distributor’s distribution rights are terminated in accordance with the terms of the Alani Nu Channel Transition Agreement.

(m)

[***]. With respect to any national [***] customer renewal or [***] new business opportunity, Distributor shall use commercially reasonable efforts to include the Licensed Products within the scope of products sold and distributed to such customer; provided, that (i) Distributor shall not be required to use such commercially reasonable efforts if such customer’s request specifically excludes the LRB Energy Category, (ii) if Distributor uses such commercially reasonable efforts, but such customer nonetheless elects not to carry one or more Licensed Products, then Distributor shall not be deemed to be in breach of this Section 5.3(m), and (iii) if any such opportunity would require Distributor to commit to any funding obligations, the inclusion of the Licensed Products in such opportunity would be conditioned on Company agreeing to bear its share of such funding obligations related to the Licensed Products (which agreement, for the avoidance of doubt, shall be required only to the extent such funding falls outside of the framework set forth in Schedule 6 hereto). The Parties shall cooperate in good faith to determine the Company’s share of such funding obligations.

(n)

Excluded Accounts. Notwithstanding anything to the contrary in this Agreement, the Excluded Accounts will not be included in the JBP establishment, development, reviews or discussions described in this Section 5.3 (other than with respect to any discussion or agreement to add accounts as Excluded Accounts).

5.4 Purchase Orders, Shipment and Title.

(a)

Distributor shall issue all purchase orders to Company in written form via electronic data interface, facsimile or email and cause all purchase orders to list (i) the Licensed Products to be purchased, including SKUs, (ii) the quantities ordered, (iii) the requested delivery date and (iv) the delivery location. Purchase orders shall be submitted at least [***] in advance of the applicable delivery date. Unless otherwise agreed to by Company in writing, Distributor’s purchase orders shall be submitted in full truckload quantities consisting of [***] pallets per truckload of (i) [***] per truckload for deliveries to Distributor’s mixing centers and (ii) no more than [***] SKUs per truckload for deliveries to Distributor’s non-mixing centers. Company may accept any purchase order by confirming the order (whether by written confirmation, invoice, or otherwise) or by delivering the Licensed Products to the delivery location, whichever occurs first. No purchase order is binding on Company unless accepted by Company as provided in this Agreement. From time to time or through the JBP process, the Parties shall, in good faith, discuss purchase order issuance by and invoicing and delivery to Distributor’s independent bottler Subdistributors, and upon mutual agreement, may adjust the mechanisms set forth in this Section 5.4 accordingly.

(b)

Unless expressly agreed to by the Parties in writing, Company shall select the carriers for delivery of the Licensed Products. Company shall invoice Distributor upon shipment for the Licensed Products included in such shipment.

(c)	Any time quoted for delivery is an estimate only; provided, however, that Company shall use commercially reasonable efforts to deliver all Licensed Products on or before the requested delivery date.

(d)

Title to the Licensed Products shipped under any purchase order passes to Distributor on Company’s or its carrier’s delivery of such Licensed Products to Distributor at the delivery location. Risk of loss to Licensed Products shipped under any purchase order passes to Distributor on Company’s or its carrier’s delivery of such Licensed Products to Distributor at the delivery location.

SECTION 6—Indemnification

6.1 Company Indemnity. Without limiting any claim for which Distributor is required to indemnify Company pursuant to Section 6.2, Company agrees to indemnify, defend, and hold Distributor, and its Affiliates and its and their respective officers, directors, employees and agents, harmless from and against any and all costs, losses and liabilities, including, without limitation, reasonable fees and disbursements of counsel, costs to investigate and defend, including any appeals, penalties, judgments, Taxes, fees or settlement amounts (“Damages”) relating to, resulting from or arising in connection with any civil, criminal, administrative or investigative actions or proceedings commenced or threatened by a third party (“Claim”) regarding:

(a)

an act or omission on the part of Company that constitutes a material breach of this Agreement or the falsity of, or the failure of the Licensed Products to comply with, as applicable, any of the representations, warranties or covenants of this Agreement;

(b)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from any acts or omissions, whether designated as negligent or otherwise, of Company;

(c)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from Licensed Products, whether due to any alleged defect or any alleged failure in Licensed Products or otherwise, regardless of how the cause of action is stated (including but not limited to negligence, strict liability, or breach of warranty), but excluding any such death, injury or damage which resulted or is alleged to have resulted from any matter which Distributor is required to indemnify Company pursuant to Section 6.2, including, without limitation, Distributor’s improper storage or handling of the Licensed Products;

(d)

claims of infringement of any third party’s patent, copyright, trade secret, trademark, or other Intellectual Property by Distributor’s distribution or sale of any Products or licensed use of Marks in accordance with the terms and conditions of this Agreement;

(e)

any claims arising out of or in connection with claims, statements and/or information, or an alleged failure to provide information, on the label, or other printed or electronic material of Licensed Products developed or approved by Company; and

(f)

any taxes, import duties or other impositions or penalties assessed by Governmental Authorities in the Territory (collectively, “Taxes”) that are imposed on (or assessed against) Company under Law with respect to the sale of the Licensed Products to the Distributor, but excluding, for clarity, any Taxes with respect to the distribution and sale of the Licensed Products by the Distributor or any Subdistributor in the Territory in the Channels and imposed on (or assessed against) the Distributor or any Subdistributor under Law.

6.2 Distributor Indemnity. Without limiting any claim for which Company is required to indemnify Distributor pursuant to Section 6.1, Distributor hereby agrees to indemnify, defend, and hold Company, and its Affiliates and its and their respective officers, directors, employees and agents, harmless from and against any and all Damages relating to, resulting from or arising in connection with any Claim regarding:

(a)

Distributor’s or any Subdistributor’s actions or omissions regarding merchandising, distribution, sale, handling or storage of the Licensed Products, in any case, to the extent any such action or omission is in violation of this Agreement, Company’s approved uses of the Intellectual Property or Law, including the sale of any damaged or unsaleable Licensed Products by Distributor or any Subdistributor, provided that either (i) Distributor knew or reasonably should have known that such Licensed Product was damaged or unsaleable at the time of sale (ii) Distributor or its Subdistributor caused such Licensed Products to be damaged or unsaleable;

(b)

an act or omission on the part of Distributor or any Subdistributor that constitutes a material breach of this Agreement or the falsity of, or the failure to comply with, as applicable, Distributor’s representations, warranties or covenants under this Agreement;

(c)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from any acts or omissions, whether designated as negligent or otherwise, of Distributor or any Subdistributor;

(d)

any Taxes with respect to the distribution and sale of the Licensed Products by the Distributor or any Subdistributor in the Territory in the Channels and imposed on (or assessed against) the Distributor or any Subdistributor under Law;

(e)

Company’s or any of its Affiliates’ production, commercialization, marketing or distributing, or entering into any agreement with any other Person to produce, commercialize, market or distribute, or holding any equity or debt interest in, or participating in the management of, any other Person producing, commercializing, marketing or distributing any Restricted Product in the Territory after the Restriction Termination Date while Distributor or any of its Affiliates holds any equity or debt interest in the Company, solely as a result of Distributor’s or any of its Affiliate’s equity or debt interest in the Company; and

(f)

Company’s or any of its Affiliates’ production, commercialization, marketing or distribution, or entering into any agreement with any other Person to produce, commercialize, market or distribute, or hold any equity or debt interest in, or participate in the management of, any other Person producing, commercializing, marketing or distributing, (i) any New Product in the Territory, or (ii) any Expansion Product outside of the Territory, in either case (i) or (ii), after the Restriction Termination Date while Distributor or any of its Affiliates holds any equity or debt interest in the Company, solely as a result of Distributor’s or any of its Affiliate’s equity or debt interest in the Company.

6.3 Indemnification Procedures. If a Claim is commenced against a Party hereto (the “Indemnitor”), prompt notice thereof shall be given by the Party initiating the Claim (the “Indemnitee”) to the Indemnitor. The failure to deliver such notice, however, shall not release the Indemnitor from any of its obligations under this Section 6.3 except to the extent that the Indemnitor is materially prejudiced by such failure. At the Indemnitor’s cost and expense: (i) the Indemnitor shall promptly take control of the defense of such Claim and shall engage attorneys reasonably acceptable to the Indemnitee to defend such claim; and (ii) the Indemnitee shall reasonably cooperate with the Indemnitor (and its attorneys) in the defense of such Claim. The Indemnitee may, at its own cost and expense, participate (through its attorneys or otherwise) in such defense. The Indemnitor shall not enter into a settlement of such claim that does not include a full release of the Indemnitee or involves a remedy other than the payment of money, without the Indemnitee’s consent. If the Indemnitor does not assume control over the defense of a Claim as provided in this Section 6.3, the Indemnitee may defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnitor.

SECTION 7 - Insurance

7.1 Type of Insurance. All insurance policies required to be carried by the Parties will be maintained without interruption from the date of this Agreement and written on an occurrence or claims made basis by companies duly licensed to transact the prescribed coverages in each jurisdiction in the Territory in which Distributor operates that have a rating of A-VII or greater. A broad form company’s endorsement will be maintained in such insurance policy specifically naming the other Party as an additional insured as its interests may appear on such policy, with respect to comprehensive general liability coverage and automobile liability coverage. Each Party will promptly furnish to the other certificates showing the coverages required by this Agreement. The policies and certificates of insurance will contain provisions requiring the insurer to provide at least [***] days’ prior written notice of non-renewal, cancellation or other changes in the coverage that may impair or otherwise affect the other Party’s rights hereunder. Each Party will, prior to the effective date of any such change or cancellation, replace such insurance with insurance satisfactory to the other and furnish the other with certificates evidencing such replacement insurance, within [***] days of such change or cancellation. Each Party will not, without sending written notice to the other, settle or compromise any liabilities or consent to the entry of any judgment against the other.

7.2 Insurance. Each Party will procure and maintain in full force and effect throughout the Term of this Agreement the following insurance though carriers acceptable to the other Party:

(a)	Long-term disability, as required by Law;

(b)	Unemployment, as required by Law;

(c)

Workers’ Compensation Insurance covering injury to or occupational disease or death of the employees of Distributor in accordance with applicable statutory requirements, including Employer’s Liability Insurance, with a limit of liability under the Employer’s Liability portion of at least $[***] per occurrence or claims made;

(d)

Commercial General Liability Insurance, including limited contractual liability (and including limited contractual liability with respect to the indemnity obligations set forth in Section 6 (Indemnification)), on an occurrence or claims made basis, naming the other Party as an additional insured, as its interests may appear, and having a minimum of the following:

•	Bodily Injury & Property Damage

•	Per Occurrence or Claim $ [***]

•	Aggregate $ [***]

•	Product Liability Aggregate $ [***]

•	Auto Liability $ [***]

•	Personal Injury $ [***]

•	Commercial Auto Liability $ [***] (each accident)

•

Excess/Umbrella Insurance $  [***] (This policy shall provide excess limits for the General Liability, Product Liability, and Automobile Liability policies and follow form or be at least as broad in coverage); and

SECTION 8 - Product Recalls

8.1 Communication. Each Party will promptly advise the other Party, in writing, and each Party will communicate to the other all relevant facts known to it, if either Party:

(a)	learns of any issues relating to a potential food safety issue caused by or associated with any Licensed Products purchased from Company hereunder,

(b)

learns of any food safety issue related to the quality of Licensed Products, including, but not limited to, manufacturing defects that may impact the quality of the drinks, labeling, packaging, declared net contents ingredients, or formula, or

(c)	is advised of such a condition by competent authorities of any Governmental Authority having jurisdiction over such Licensed Products (collectively, “Product Issue(s)”).

The Parties will cooperate in communication with the public and Governmental Authorities and in correcting any such condition that is found to exist. Distributor and Company will consult with one another prior to making any statements to the public or to any Governmental Authority concerning the Product Issue, except in circumstances in which doing so would prevent timely notification that may be required to be given under Law.

8.2 Responsibility and Expenses. Without limiting each Party’s indemnification obligations under Section 6, with respect to any Product Issue:

(a)

Reasonable expenses actually incurred by Company associated with the correction of a Product Issue caused by or associated with Licensed Products purchased by Distributor that result from: (i) Distributor’s or any Subdistributor’s failure to comply with the terms of this Agreement or (ii) the negligent act or omission, willful misconduct or fault of Distributor or any Subdistributor will be solely Distributor’s responsibility. For such expenses, Distributor will hold harmless and indemnify Company from and against all such reasonable expenses related to any recall or withdrawal, including the actual cost of Licensed Products, as well as the reasonable costs of inspection, investigation, Licensed Products replacement, retrieval, segregation, storage, transportation, destruction and/or disposal, and reasonable attorneys’ fees.

(b)

Reasonable expenses actually incurred by Distributor or any Subdistributor associated with the correction of a Product Issue caused by or associated with Licensed Products that result from (i) Company’s failure to comply with the terms of this Agreement, or (ii) the negligent act or omission, willful misconduct or fault of Company will be solely Company’s responsibility. For such expenses, Company will hold harmless and indemnify Distributor or any Subdistributor from and against all such reasonable expenses related to any recall or withdrawal, including the actual cost of Licensed Products, as well as the reasonable costs of inspection, investigation, Licensed Products replacement, retrieval, segregation, storage, transportation, destruction and/or disposal, and reasonable attorneys’ fees.

SECTION 9 - General Provisions

9.1 Confidentiality. During the Term of this Agreement, the Parties will disclose to one another non-public information concerning their respective businesses and operations (including, but not limited to plans and trade secrets, and the terms of this Agreement) which is confidential and proprietary (“Confidential Information”). Each of the Parties to this Agreement agrees that Confidential Information disclosed by the other will not, without the prior written approval of the other, be disclosed (other than to (i) the Existing Alani Nu Distributors in order to facilitate the transition of distribution rights to Distributor, (ii) necessary parties in connection with Distributor resolving all non-compete restrictions that could prevent it from performing under this Agreement, (iii) necessary parties in connection with obtaining the consents for the transfer or assignment of Transferred Assets as contemplated by the Transaction Agreement, (iii) regulatory authorities and (iv) the Subdistributors or to those of the Parties’ or Subdistributors’ employees, agents and representatives with a reasonable need-to-know and who agree to honor the provisions of this Section) or used by it except in connection with this Agreement. Confidential Information does not include information which (x) becomes generally available in the public domain other than as a result of a breach of this Section, (y) a Party is required to disclose pursuant to Law or judicial order, or (z) was already in the receiving Party’s possession at the time disclosed, as evidenced by its written records. Upon termination of this Agreement, neither Party thereafter will use or disclose any Confidential Information received from the other, and will return each copy thereof, whether in written or electronic form, or will promptly destroy the same together with all documents and materials which contain or are based upon such Confidential Information. Notwithstanding the foregoing, each Party may retain copies of Confidential Information that are stored on such Party’s IT backup and disaster recovery systems until the ordinary course deletion thereof; provided that such Party shall continue to be bound by the terms and conditions of this Section with respect to such retained Confidential Information. The obligations under this Section will survive termination of this Agreement for a period of [***] years thereafter; provided, however, that the obligations under this Section shall remain in effect with respect to any trade secrets of the disclosing Party contained within the Confidential Information for so long as such Confidential Information remains a trade secret under applicable Law. Other than as permitted by this Section 9.1, after signing and during the Term of this Agreement, neither Party shall disclose the existence of this Agreement or any prices or terms of purchase under this Agreement to any person or entity, without the prior express written consent of the other Party, which may be withheld in such Party’s sole discretion. No press releases, publicity statements or other publicly-issued information regarding this Agreement or the other Party will be released by either Party without the prior written approval of the other Party (except as specifically permitted by the Transaction Agreement). The timing and content of such releases or publicity statements will be mutually agreed to in writing between the Parties.

9.2 Notices. All notices or other communication required or permitted hereunder (other than routine communications having no legal effect) shall be in writing and sent to the addresses set forth below, and shall be deemed to have been transmitted (i) when sent via email, provided that the sending Party receives a non-automated reply email or other written notice from the recipient confirming receipt, (ii) when delivered in person or (iii) when postmarked, if mailed via a reputable courier service such as DHL, UPS, or FedEx, signature required (provided that in the case of clauses (ii) and (iii), copies of such notices shall also be sent by email):

If to Company:

Celsius Holdings, Inc.

2381 NW Executive Center Drive

Boca Raton, FL 33431

Attn: [***]

Email: [***]

with a required copy to (which shall not constitute notice):

Freshfields US LLP

3 World Trade Center

175 Greenwich Street

New York, New York 10007

Attention: Ethan Klingsberg; Sanjay Murti

Email: ethan.klingsberg@freshfields.com; sanjay.murti@freshfields.com

If to Distributor:

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, NY 10577

Attention: [***]

Email: [***]

with a required copy to (which shall not constitute notice):

Cravath, Swaine & Moore LLP

Two Manhattan West

375 Ninth Avenue

New York, NY 10001

Attention: Claudia J. Ricciardi

Email: cricciardi@cravath.com

or such other address as may be specified by a Party hereto pursuant to notice given to the other Parties in accordance with the provisions of this paragraph.

9.3 No Agency. Nothing contained in this Agreement shall be construed in any manner as creating an agency, partnership, joint venture, franchise or any type of relationship between Company and Distributor, except that of independent contractors. Distributor shall not have nor shall Distributor hold itself out as having, any authority whatsoever, whether express or implied, to assume, create or incur any obligation or liability whatsoever, contractual or otherwise, on behalf of or in the name of Company or to bind Company in any other manner whatsoever except as expressly set forth in this Agreement. Distributor acknowledges and agrees that Company and/or its Affiliates do not exercise any control with respect to Distributor’s operation of its own business or the decision-making process of that business, including, without limitation, (i) the terms of payment by customers, credit practices, warranties, Taxes, and representations in dealings between Distributor and its customers, (ii) the appearances of any of Distributor’s business premises and the use of fixtures and equipment utilized therein, and (iii) the uniforms of employees, hours of operation, housekeeping, and similar matters.

9.4 No Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

9.5 Entire Agreement. This Agreement, the Channel Transition Agreement, the Alani Nu Channel Transition Agreement, the Certificates of Designation, the Series B Securities Purchase Agreement, the Transaction Agreement and the Additional Agreements, together with any other documents incorporated herein and therein by reference and all related exhibits and schedules, shall constitute the entire agreement between Company and Distributor with respect to the subject matter contained herein and therein. There are no understandings, agreements, representations, or warranties, expressed or implied, not specified herein or therein regarding this Agreement, the

Channel Transition Agreement, the Alani Nu Channel Transition Agreement, the Certificates of Designation, the Series B Securities Purchase Agreement, the Transaction Agreement and the other Additional Agreements. The terms of this Agreement, the Channel Transition Agreement, the Alani Nu Channel Transition Agreement, the Certificates of Designation, the Series B Securities Purchase Agreement, the Transaction Agreement and the other Additional Agreements shall prevail over any terms or conditions contained in any other documentation related to the subject matter of this Agreement, the Channel Transition Agreement, the Alani Nu Channel Transition Agreement, the Certificates of Designation, the Series B Securities Purchase Agreement, the Transaction Agreement or the other Additional Agreements and expressly exclude any of Distributor’s general terms and conditions contained in any other document issued by Distributor.

9.6 Modification. No amendment or modification of this Agreement shall be valid or binding unless it is in writing and signed by both Parties to this Agreement. With respect to both Parties, only an officer shall have the authority to amend or modify this Agreement.

9.7 Industry Terms. Other than as defined in this Agreement, the words and phrases used herein shall have the meaning generally understood in the dietary supplement and beverage ([***]) industries. Both Parties have participated in the drafting of this Agreement and this Agreement shall be construed in accordance with its fair meaning and not for or against either Party on account of which Party drafted this Agreement.

9.8 Assignment.

(a)

Assignment with Consent. This Agreement is being entered into by the Parties hereto on the basis of careful investigation of the other Party’s reputation and experience and the know-how of its personnel. Without the prior written approval of the other Party or unless otherwise permitted in this Agreement in Section 9.8(b) below, this Agreement and a Party’s duties, privileges, rights and obligations hereunder may not be transferred, in whole or in part, directly or indirectly.

(b)

Assignment without Consent. Notwithstanding the provisions of Section 9.8(a) above, but subject to each Party’s termination rights under Section 3.2, either Party may assign this Agreement in its entirety without consent of the other Party, to its subsidiaries or Affiliates, or, in the case of Company, in connection with a Change of Control. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

9.9 Force Majeure. Neither Party will be in default or breach of this Agreement for any failure or delay in performing any obligation hereunder (other than the payment of money) if such failure results from an event or occurrence beyond its reasonable control, including, fire, lightning, storm, flood, earthquake, governmental Laws, regulations or other acts, sabotage, acts of the public enemy, war, riots or insurrection, pandemic, wide-spread public health emergency, or other acts of God (each a “Force Majeure Event”). A Party whose performance under this Agreement is prevented by a Force Majeure Event will give prompt written notice to the other Party, and will devote its commercially reasonable efforts to remedying, to the extent possible, the condition giving rise to such Force Majeure Event, and to resuming performance promptly. Company may make alternative arrangements for the distribution of Licensed Products in the Territory to the extent and for so long as either Party is affected by a Force Majeure Event. Notwithstanding anything contained herein to the contrary, in the event that either Party is prevented from performing any of its material obligations under this Agreement because of a Force Majeure Event, and such failure continues for more than [***], the Party which is not prevented from performance may terminate this Agreement without the payment of any Buy-Out, liquidated damages or other penalty.

9.10 Governing Law; Arbitration.

(a)	Governing Law. New York law shall govern all issues relating to the enforcement, interpretation, validity and effect of this Agreement, without regard to choice or conflict of laws principles.

(b)	Arbitration.

Any dispute between the Parties arising out of or relating to this Agreement, whether brought forth under breach of contract, tort, restraint of trade or other theory of statutory or common law, will be settled by arbitration before the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules in New York, New York by [***] arbitrators. One arbitrator will be nominated by Company, one will be nominated by Distributor, with each nomination being made no more than [***] following the date of notice of the dispute. The [***] arbitrator will be the chairman, and will be nominated by the first [***]. If the first [***] are unable to agree, the arbitral institution will appoint the [***]. Any arbitrator(s) selected to resolve the dispute will be bound exclusively by the Laws of the State of New York without regard to its principles of choice of law. Notwithstanding this paragraph, nothing herein prevents either Party from seeking interim or injunctive relief in aid of arbitration from an appropriate jurisdiction, or from Company or its Affiliates taking the actions related to the protection of the Intellectual Property contained in Section 9.10(c) below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof pursuant to Law.

The arbitration panel’s fees will be borne equally by the Parties. All other costs and expenses in connection with the arbitration will be borne initially by the Party who incurs such expense or who requests a service (including, without limitation, a transcript of a deposition or of the arbitration proceeding). At the conclusion of the arbitration proceeding, all costs and expenses (including, without limitation, reasonable attorneys’ fees) of the prevailing party shall be reimbursed by the Party that does not prevail at the discretion of the arbitration panel. If a party prevails on some but not all issues, the arbitration panel will determine the manner in which such costs and expenses (including attorneys’ fees) will be borne.

In connection with the arbitration: (a) the arbitration panel will have no authority to award punitive or exemplary damages (other than in the case of a third party claims for which a Party is indemnified by the other Party under Section 6), or as provided herein; (b) any award will be paid promptly, without deduction or offset and judgment upon the award may be entered by any court of competent jurisdiction; (c) if the award is confirmed by a court of competent jurisdiction, a Party challenging the award or resisting enforcement of a judgment entered upon the award will pay, to the extent permitted by Law, all costs, attorneys’ fees and expenses incurred by the other Party in defending the award or seeking enforcement of the judgment; and (d) the decision of the arbitration panel will have no collateral estoppel effect with respect to a claim by or against any Person or business entity who is not a party to the arbitration.

The decision of the arbitration panel will be final and binding on the Parties, and the arbitration panel’s award will be the exclusive remedy between the Parties with respect to all claims and issues arising out of the transaction(s) or occurrence(s) at issue, whether or not presented or pled to the arbitration panel.

(c)

Injunctive Relief. Notwithstanding Section 9.10(b) above, each Party recognizes that the failure of the other Party to comply with the terms of this Agreement could cause the non-breaching Party irreparable damage for which monetary damages would be insufficient. Therefore, it is mutually agreed that in the event of a breach or threatened conduct that may cause a Party to breach and is likely to result in any substantial and irreparable loss or damage according to the equity rules (including for a violation of Section 9.1(Confidentiality)), the non-breaching Party may seek interim injunctive relief from a court, until such time as a final and binding determination is made by the arbitration panel. If interim injunctive relief is sought from a court, it shall be sought in a court of competent jurisdiction. Application to a court for interim injunctive relief shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. The foregoing right to seek interim injunctive relief is in addition to, and not in lieu of, all other remedies or rights that the non-breaching Party might otherwise have by virtue of any breach of this Agreement by the other Party.

Notwithstanding anything to the contrary in this Agreement, including in this Section 9.10(c) or Section 9.10(b), Company or its Affiliates have the right to commence a civil action in any court of competent jurisdiction against Distributor or take other appropriate action to compel Distributor’s compliance with standards related to Intellectual Property owned by Company or its Affiliates or requirements to protect the goodwill of the intellectual property owned by Company or its Affiliates.

(d)

Continuing Performance. Neither Party shall suspend or delay its performance under this Agreement during or pending the resolution of any negotiation, mediation, arbitration or other dispute proceeding. A Party’s continued performance hereunder shall not be construed as a waiver or concessions of any claim, defense, issue of fact or other right or remedy provided for hereunder or otherwise available to a Party.

(e)

Limitation of Adjudicative Proceedings. Each of the Parties irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at or in equity, relating to this Agreement, whether or not there are other parties in such action or proceeding.

(f)

Mandatory Mediation. In case of any dispute arising during the Term of this Agreement which cannot be settled by reasonable discussion among the Parties, the Parties agree that, prior to commencing any arbitration proceeding as contemplated by Section 9.10(b) they will first engage the services of a professional mediator agreed upon by the Parties and attempt in good faith to resolve the dispute through confidential non-binding mediation. The mediation shall take place in New York, New York unless otherwise agreed to by the Parties. The Parties agree that any statements made by either Party in any mediation proceeding will not be admissible in any subsequent arbitration or legal proceeding. Except as otherwise agreed to in the context of the mediation, each Party shall bear one-half (1/2) of the mediator’s fees and expenses and shall pay all of its own attorneys’ fees and expenses related to the mediation. If the dispute has not been settled within [***] after submission of the dispute to the mediator, then, upon notice by either Party to the other, the dispute shall be submitted for and finally settled by arbitration.

(g)

Exclusion of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN CONTRACT, TORT, STRICT LIABILITY OR ON ANY OTHER BASIS, FOR ANY PUNITIVE DAMAGES OF ANY NATURE, PROVIDED, HOWEVER, THAT THE FOREGOING EXCLUSION DOES NOT APPLY TO (I) ANY ACT OF DISHONESTY BY EITHER PARTY, (II) ANY VIOLATION OF COMPANY’S OR ITS AFFILIATE’S INTELLECTUAL PROPERTY RIGHTS COMMITTED BY DISTRIBUTOR, OR (III) ANY AMOUNT OWED BY A PARTY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 6 (E.G., PUNITIVE DAMAGES AWARDED TO A THIRD PARTY AND REQUIRED TO BE PAID BY AN INDEMNITEE).

9.11 Interpretation. The titles and headings used herein are for convenience only and are not to be considered in construing this Agreement. The provisions of this Agreement were negotiated by both of the Parties hereto and said Agreement shall be deemed to have been drafted by both Parties, each of whom had the opportunity to consult with legal counsel, and shall not be interpreted against either Party as the “drafter” thereof. In this Agreement, references to “includes,” “including,” “including but not limited to,” “including without limitation” and words or phrases of similar import shall be deemed to have the same meaning and the words “includes(s)” and “including” shall not be deemed to be terms of limitation but rather be deemed to be followed by the words “without limitation.” The phrase “to the extent” shall mean the degree to which a subject or other item extends and shall not simply mean “if”. The word “or” shall be disjunctive but not exclusive. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder. References herein to any Person shall include such Person’s successors and permitted assigns The terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement and not to any particular provision of this Agreement, and Section, paragraph, clause, subclause, Appendix and Schedule references are to the Sections, paragraphs, clauses or subclauses of, or Appendix or Schedules to, this Agreement, as applicable, unless otherwise specified. References herein to “as of the date hereof,” “as of the date of this Agreement” or words of similar import shall be deemed to mean “as of the date of the execution and delivery of this Agreement. Reference to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date for calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day. As used herein, “business day” means any day except Saturday, Sunday, or a federal or New York holiday.

9.12 Waiver and Severability. No waiver of any provision of this Agreement or any rights or obligations of a Party shall be effective, except pursuant to a written instrument signed by an officer of such Party, and such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing. The Parties hereto recognize that if, after the date of execution of this Agreement, any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision will be fully severable and such severance will not affect the validity of the remainder of this Agreement.

9.13 Counterparts and Signatures. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument. This Agreement may be signed using electronic signatures, and those signatures will have full legal force and effect.

9.14 Authorization. Each Party executing this Agreement represents that he is an officer of the respective company and is empowered to execute this Agreement and bind the respective company.

9.15 Acknowledgement. Each Party acknowledges that they have read this agreement, understand the terms of this Agreement, have had the opportunity to consult and has consulted with independent legal counsel in connection with this Agreement, and has signed this Agreement voluntarily.

9.16 Survival. The provisions of this Agreement which expressly or by their nature are intended to survive the termination of this Agreement will so survive the termination of this Agreement.

9.17 Audit Rights. Each Party shall have the right not more than [***] during each calendar year of the Term, upon no less than [***] prior written notice to the other, to perform an audit of the other Party’s books and records (including financial and internal controls) solely as they relate to the supply and sale of the Licensed Products and the requirements of this Agreement. In addition, Company shall have the right not more than once during each calendar year of the Term, upon no less than [***] prior written notice to Distributor, to perform a physical inventory of Company’s property at any of Distributor’s equipment centers on the following terms and conditions: [***]. Distributor agrees to work in good faith in a commercially reasonable manner to try to accommodate an audit request that does not meet the foregoing terms and conditions.

For any audit described in this Section 9.17: (a) any such audit will take place within the other Party’s typical business hours; (b) any audit to take place will be only through a reputable independent auditor reasonably acceptable to the other Party; and (c) any independent auditor must sign a confidentiality agreement prior to reviewing any information.

9.18 Rights and Obligations of Company. Notwithstanding anything to the contrary herein, Company and Distributor hereby acknowledge and agree that (a) Alani Nu shall be the primary obligor and beneficiary of the obligations and rights of Company hereunder (and shall be deemed to make the representations and warranties set forth in Section 2.2(b)) in respect of the Alani Nu Licensed Products and (b) Celsius Brands shall be the primary obligor and beneficiary of the obligations and rights of Company hereunder (and shall be deemed to make the representations and warranties set forth in Section 2.2(b)) in respect of the Rockstar Licensed Products. Holdings shall cause Company, Alani Nu and Celsius Brands to comply with their respective obligations hereunder, including as set forth in this Section 9.19.

9.19 Co-Manufacturing Agreement and Captaincy In the event of any conflict between the provisions of this Agreement and those of the Co-Manufacturing Agreement or Article III of the Transaction Agreement, the provisions of the Co-Manufacturing Agreement or Article III of the Transaction Agreement (as applicable) shall control.

9.20 Amendment and Restatement. This Agreement amends and restates the Original Distribution Agreement in its entirety. Upon the execution of this Agreement, the terms and provisions of the Original Distribution Agreement (including the First Amendment) shall be superseded hereby in their entirety. For the avoidance of doubt, the execution of this Agreement shall not affect the validity of the Certificates of Designation, which shall remain in effect in accordance with their terms.

[Remainder of page intentionally left blank; signature page and attachments to follow.]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date in the preamble above.

PEPSICO, INC. (DISTRIBUTOR)

By:	/s/ Dan Fink
Name:	Dan Fink
Title:	Senior Vice President

[Signature Page to Amended and Restated Distribution Agreement]

CELSIUS HOLDINGS, INC. (HOLDINGS), solely with respect to Section 9

By:	/s/ Richard Mattessich
Name:	Richard Mattessich
Title:	Chief Legal Officer

CELSIUS, INC. (COMPANY)

By:	/s/ Richard Mattessich
Name:	Richard Mattessich
Title:	Chief Legal Officer

ALANI NUTRITION LLC (ALANI NU)

By:	/s/ Richard Mattessich
Name:	Richard Mattessich
Title:	Chief Legal Officer

CELSIUS BRANDS LLC (CELSIUS BRANDS)

By:	/s/ Richard Mattessich
Name:	Richard Mattessich
Title:	Chief Legal Officer

[Signature Page to Amended and Restated Distribution Agreement]